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                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

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              Rule 14a-6(e)(2))

       [ ]    Definitive Proxy Statement

       [X]    Definitive Additional Materials

       [ ]    Soliciting Material Pursuant to Section 240.14a-12

                             THE R.O.C. TAIWAN FUND
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                (Name of Registrant as Specified In its Charter)

                             LAXEY PARTNERS LIMITED
                         THE VALUE CATALYST FUND LIMITED
                                LP VALUE LIMITED
                           LAXEY UNIVERSAL VALUE L.P.
                              LAXEY INVESTORS, L.P.
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                               ------------------
                               LAXEY PARTNERS LTD
                               ------------------

        Stanley House o 7-9 Market Hill o Douglas o Isle of Man IM1 2BF
                       Tel. 01624 690900 Fax. 01624 690901

AN IMPORTANT MESSAGE TO THE R.O.C. TAIWAN FUND SHAREHOLDERS

MANAGEMENT HAS PASSED AN UNPRECEDENTED RESTRICTION ON SHAREHOLDER RIGHTS.

                           DON'T LET THEM GET AWAY WITH IT!

                                                        June 17, 2003

Dear Fellow Shareholders of The R.O.C. Taiwan Fund (the "Trust"):

         We have previously advised you that, in December 2002, the Board of Trustees (the "Board") amended the Bylaws of the Trust to force all shareholder proposals that are not approved by the Board to be presented under the restrictive procedures of Rule 14a-8 of the Securities and Exchange Act. In one fell swoop, the Board cut off the rights of shareholders to present proposals, and for you to consider such proposals, through all other procedures that are allowed under state corporate laws and federal securities laws.

         In an age of enormous corporate governance advances, this destruction of shareholder rights is unprecedented. No similar sized closed-end fund has such a restriction--a point that the Trust does not even attempt to refute in its latest letter. What makes it worse is that the Board claims that this has been the Trust's policy for years and, in our opinion, falsely claims that "as a general rule" all investment companies retain the discretion "to determine whether to present for a binding shareholder vote proposals that the board considers not in the best interests of ALL shareholders."

                  THE BOARD HAS UNILATERALLY USURPED YOUR RIGHTS!

         This Board actually believes that it has the right to determine whether the shareholders should even be allowed to consider such proposals. This misguided view is a slap in the face to shareholder rights. When the Board sought to block us from presenting our proposal to terminate the Trust's investment adviser (the "Adviser") it was only through the intervention of the Securities and Exchange Commission that we gained the opportunity to do so.

         The Board now attempts to justify its actions by stating in its latest letter that every board has a unilateral right to reject shareholder proposals, even if they have not formally approved amendments to their charter documents as did the Trust. NO MATTER WHAT PATHETIC EXCUSES MANAGEMENT OFFERS FOR THIS SERIOUS ENTRENCHMENT TACTIC, THE FACT IS YOU ARE NOW SADDLED WITH A SEVERE ANTI-SHAREHOLDER BYLAW. THIS IS RESULT OF THE UNILATERAL ACTION OF THE BOARD--SIX MEMBERS OF WHICH OWN NO STOCK IN THE TRUST AND THREE MEMBERS OF WHICH ARE INTIMATELY TIED TO THE ADVISER.


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         You cannot afford to stand by idly while shareholder rights are being taken away from you. Allowing the Board and the Adviser to get away with this will set a dangerous precedent that could encourage management in the Trust and in other closed-end funds to adopt additional restrictions to disregard shareholder rights.

                          THE TRUST HAS UNDERPERFORMED

         In its first letter to you, the Board admitted that for the period of the last five calendar years the Trust "underperformed the TAIEX after translation into U.S. Dollars." Believe it or not, the Board made that statement about their underperformance in the section of their letter entitled "The Trust's Adviser Should Be Retained."

         Now the Board, with a crafty change of language in their latest letter, is attempting to put a more positive spin on the Trust's performance without retracting their previous admission of underperformance. You should ask the Board how they can continue to pat themselves on the back in the face of the Trust's underperformance, including the Trust's 6.7% underperformance of the TAIEX so far in 2003 (through June 11), and the continued significant discount from net asset value ("NAV").

         OUR PRIMARY FOCUS IS TO NARROW THE SIGNIFICANT DISCOUNT FROM NAV AT WHICH THE TRUST'S SHARES TRADE AND PROVIDE ALL SHAREHOLDERS WITH THE OPPORTUNITY FROM TIME TO TIME TO SELL A PORTION OF THEIR SHARES FOR AT LEAST 98% OF NAV, SUCH AS AN INTERVAL FUND PROGRAM. Unfortunately, the Board and the Adviser appear completely uninterested in providing shareholders with any such opportunity. They appear to be more concerned with maintaining the highest possible amount of management fees for the Adviser than with providing you with a real choice as to whether to stay in an underperforming fund or to choose a different investment alternative. Voting to terminate the Adviser is one of the few effective ways for you to express to the Board your displeasure with the Trust's priorities.

         We are not seeking at this time to elect nominees to the Board or to control the Trust or the Adviser. We simply want you to have the opportunity to vote for changes to the Trust which we believe will serve to benefit all shareholders, rather than simply to maintain the status quo. Send a message to the Board that changes are needed!

         THE BOARD AND THE ADVISER SHOULD BE HELD ACCOUNTABLE FOR THE TRUST'S POOR PERFORMANCE, THE SIGNIFICANT DISCOUNTS FROM NAV AND THE BOARD'S BLATANT DISREGARD FOR SHAREHOLDER RIGHTS. Therefore, we urge you to vote on our GOLD proxy card to WITHHOLD AUTHORITY on proposal #1, vote FOR conversion of the Trust to an open-end investment company on proposal #2 and vote FOR termination of the Adviser's contract on proposal #3. Send a message to the Board that their actions will not be tolerated!

         Thank you once again for your consideration. Since the June 24 Annual Meeting is only days away, we urge you to take prompt action. YOUR VOTE COUNTS!

                                                     Sincerely yours,

                                                     LAXEY PARTNERS LIMITED

                                                        /s/ Andrew Pegge
                                                     -----------------------
                                                     Name:  Andrew Pegge
                                                     Title: Director

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         TIME IS SHORT. THE ANNUAL MEETING IS JUNE 24. PLEASE SIGN, DATE AND
RETURN THE GOLD PROXY CARD TODAY. IF YOU HAVE ALREADY SENT A WHITE PROXY TO THE TRUST YOU HAVE EVERY LEGAL RIGHT TO REVOKE YOUR VOTE BY SIGNING AND RETURNING A LATER-DATED GOLD PROXY CARD. ONLY YOUR LATEST DATED PROXY COUNTS.

         IF YOU HOLD YOUR SHARES IN STREET NAME, PLEASE RETURN YOUR GOLD PROXY CARD IN THE ENVELOPE PROVIDED TO YOU BY YOUR BANK OR BROKERAGE FIRM. TO MAKE CERTAIN YOUR SHARES ARE VOTED IN TIME, WE URGE YOU TO CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AT YOUR BANK OR BROKERAGE FIRM, AND INSTRUCT THAT PERSON TO EXECUTE A GOLD PROXY ON YOUR BEHALF. FOR ASSISTANCE IN VOTING YOUR SHARES, PLEASE CONTACT OUR PROXY SOLICITOR, MORROW & CO., INC. AT (800) 607-0088; BANKS AND BROKERS CALL COLLECT AT (212) 754-8000.

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